UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 4, 2005

CADENCE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	0-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 North US 31 South, Traverse City, MI		49685
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

6 East Rose Street, P. O. Box 20566, Walla Walla, WA 99362
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2005, Cadence Resources Corporation (“Cadence”), Aurora Acquisition Corp. (“Acquisition”), and Aurora Energy, Ltd. (“Aurora”), entered into a Merger Agreement, which provides for the merger of Aurora with Acquisition, pursuant to which Aurora will be the surviving corporation in the merger, and Aurora will become a wholly owned subsidiary of Cadence. Aurora is engaged in the exploration, development and production of natural gas and oil resources in North America.

The shares of common stock to be issued by Cadence in the merger were registered pursuant to a Form S-4 Registration Statement, which was declared effective by the Securities and Exchange Commission on Thursday, September 22, 2005. (Amendment No. 2 to Cadence’s Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission on September 16, 2005 and was declared effective on September 22, 2005 is referred to in this filing as the “S-4 Registration Statement”.) The Aurora shareholders approved the merger at a shareholder meeting on October 7, 2005. The other conditions to closing the merger were satisfied or waived, and the merger was closed on October 31, 2005. The Articles of Merger have been filed with the State of Nevada, reflecting an effective time at the close of business on October 31, 2005.

As reflected in the S-4 Registration Statement, the Aurora shareholders will be issued two shares of Cadence common stock for each share of Aurora common stock outstanding immediately prior to the effective time of the merger. A total of 37,512,366 shares of Cadence common stock are being issued to Aurora shareholders. Of the amount of Cadence common stock issued to Aurora shareholders in the merger, 10% will be held in escrow for a period of six months to satisfy any indemnification obligations of the Aurora shareholders under the Merger Agreement. The remaining 90% will be issued to the Aurora shareholders pursuant to an Exchange Agent Agreement with OTC Stock Transfer, Inc.

As a part of the merger, any securities convertible into or exercisable for shares of Aurora common stock (including warrants and stock options) outstanding immediately prior to the merger were automatically converted into securities convertible into or exercisable for the number of shares of Cadence common stock that the holder would have received had the holder converted the securities into Aurora common stock immediately prior to the merger. A total of 10,497,328 shares of common stock have been reserved for issuance upon the exercise of outstanding Aurora stock options and warrants.

Certain directors and officers of Cadence beneficially owned shares of Aurora common stock that were exchanged in the merger for shares of Cadence common stock, as follows:

Name	Number of Aurora Shares Owned Pre-Merger	Number of Cadence Shares Issued in Merger (Subject to 10% Holdback)
Howard Crosby and affiliates	232,170	464,340
John Ryan	75,445	150,890
Kevin Stulp	10,000	20,000

Certain greater than 10% shareholders of Cadence beneficially owned shares of Aurora common stock that were exchanged in the merger for shares of Cadence common stock and warrants to purchase shares of Aurora common stock that were exchanged in the merger for warrants to purchase Cadence common stock, as follows:

Name	Number of Aurora Shares Owned Pre-Merger	Number of Cadence Shares Issued in Merger (Subject to 10% Holdback)	Number of Aurora Warrants Owned Pre-Merger	Number of Cadence Warrants Issued in Merger

Nathan A. Low and affiliates	852,200	1,504,400	857,000	1,714,000
Thomas Kaplan	400,000	800,000	400,000	800,000
Rubicon Master Fund	2,600,000	5,200,000	-0-	-0-

During December 2004, Cadence invested $750,000 in Aurora for 300,000 shares of Aurora common stock and warrants to purchase 300,000 shares of Aurora common stock exercisable at $3.50 per share for a period of 48 months. At the closing of the merger, these shares of Aurora common stock and warrants to purchase Aurora common stock were returned to the Cadence treasury and are no longer outstanding.

Item 2.03 Creation of a Direct Financial Obligation

As described in the S-4 Registration Statement, Aurora’s wholly owned borrowing subsidiary has a line of credit facility with TCW Energy, et al. (“TCW”). The subsidiary was given an initial credit availability of $10 million. As assets became proved reserves, the credit availability was eligible to be increased, up to a maximum of $30 million. At June 30, 2005, as reflected in the Aurora financial statements for the six-month ended June 30, 2005 included in the S-4 Registration Statement, Aurora’s total draw on the line of credit was $20 million. On September 30, 2005, Aurora drew an additional $10 million on the line of credit, resulting in a total principal balance outstanding of $30 million.

Additional information about the TCW credit facility is incorporated by reference from the S-4 Registration Statement.

On October 12, 2005, Aurora entered into a $7,500,000 line of credit Promissory Note with Northwestern Bank of Traverse City, Michigan (“Northwestern Bank”). To date, Aurora has made two draws on the line of credit, one draw on October 21, 2005 in the amount of $1,000,000 and a second draw on November 1, 2005 in the amount of $2,700,000.

The Northwestern Bank line of credit matures on October 15, 2006. It carries interest at Wall Street Prime, initially 6.75% per year. Interest is payable monthly. Principal is payable at maturity, subject to the bank’s right to accelerate the due date in the event of default. The loan is secured by the personal guaranties of William W. Deneau, Thomas W. Tucker and John V. Miller, Jr. It is also secured by all of the personal property of JetX, L.L.C., a company that is owned in equal shares by Messrs. Deneau, Tucker and Miller. It is also secured by all of the personal property of Aurora, including a junior lien on the reserves on which TCW holds a first priority lien. Aurora has agreed that the indebtedness to TCW will at no time exceed 55% of the total modified NPV 10 reserves held as collateral by TCW. Aurora is also required to provide Northwestern Bank a revised independent Reserve Study every six months during the time the loan is outstanding, with the next report due no later than January 31, 2006. Aurora is required to maintain a collateral coverage ratio not to exceed 1.2, as calculated twice per year.

On September 19, 2005, Aurora obtained a mortgage loan from Northwestern Bank in the amount of $2,950,000. The repayment schedule is monthly interest only for three successive months starting on November 1, 2005, and beginning on February 1, 2006, principal and interest in 32 monthly payments of $21,969. The loan bears interest at the rate of 6.5% per year. The maturity date is October 1, 2008. This mortgage loan is secured by the office condominium Aurora purchased pursuant to the April 26, 2005 Condominium Purchase Agreement described in the S-4 Registration Statement. The loan proceeds were used to purchase the condominium and to pay for interior improvements to the premises. The mortgage loan is secured by the personal guaranties of William W. Deneau, Thomas W. Tucker, and John V. Miller, Jr.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Cadence has received resignations that were effective at the effective time of the merger from the following:

Resignations from the Board of Directors:

John P. Ryan
Glen DeHekker
Jeffrey M. Christian

Resignations from officer positions:

Howard M. Crosby - President and Treasurer
John P. Ryan - Vice President of Corporate Development

(c)  The Board of Directors of Cadence has appointed the following to serve as new officers of the Corporation as of the effective time of the merger:

Chairman of the Board, President and Chief Executive Officer - William W. Deneau
Vice Chairman of the Board - Howard Crosby
Vice President of Exploration & Production - John V. Miller, Jr.
Vice President of Land & Development - Thomas W. Tucker
Chief Financial Officer - Lorraine (“Lori”) King
Treasurer - Ronald E. Huff

John S. Ryan will continue to serve as Secretary.

Information about the new officers is incorporated by reference from the S-4 Registration Statement.

(d)  At the effective time of the merger, William W. Deneau was appointed to serve as a new director of Cadence. Howard Crosby and Kevin Stulp from the current Cadence Board are continuing to serve as directors.

Eleven days after mailing an information statement on Form 14f-1 to the shareholders of record of Cadence as of October 28, 2005, the following four additional people will become new directors of Cadence: Gary J. Myles, Earl V. Young, Richard Deneau and Ronald E. Huff.

Information about the new directors is incorporated by reference from the S-4 Registration Statement.

At the closing, certain key Cadence shareholders and certain key Aurora shareholders, who together have the right to vote 22,740,830 shares of Cadence common stock, entered into a Voting Agreement that requires them, for a period of 36 months after closing, to vote to establish a seven-member board of directors, and to vote in favor of those seven directors nominated by William W. Deneau, provided that at least two of the nominees must be individuals who served on the Cadence Board of Directors immediately before the closing of the merger.

It is anticipated that after the effective time of the merger and the addition of all of the foregoing directors, the newly constituted board of directors of Cadence will select board committee members as follows:

Audit Committee: Ronald E. Huff (Chair), Gary J. Myles and Earl V. Young
Compensation Committee: Howard Crosby, Kevin Stulp and Earl V. Young
Nominating and Governance Committee: Gary J. Myles, Howard Crosby and Kevin Stulp

Item 9.01 Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired

The information to be provided under this item is incorporated by reference from the S-4 Registration Statement.

b. Pro Forma Financial Information

The information to be provided under this item is incorporated by reference from the S-4 Registration Statement.

d. Exhibit Index

Exhibit No.  Description

23.1   Consent of Rachlin Cohen & Holtz, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE RESOURCES CORPORATION

Date: November 4, 2005	By:	/s/ William W. Deneau

Its: President